EXHIBIT 21

                LIST OF SUBSIDIARIES OF FULL HOUSE RESORTS, INC.


         NAME OF SUBSIDIARY                  JURISDICTION OF INCORPORATION
         ------------------                  -----------------------------

      Deadwood Gulch Resort and                        South Dakota
             Gaming Corp.

      Full House Subsidiary, Inc.                      Delaware

      Full House Subsidiary of                         Nevada
             Nevada, Inc.

      Full House Subsidiary of                         Delaware
             Oregon, Inc.

      Full House Joint Venture                         New York
           Subsidiary, Inc.

     Gaming Entertainment L.L.C.*                      Delaware

         Gaming Entertainment                          Delaware
          (Delaware) L.L.C.*

        Gaming Entertainment                           Delaware
          (Michigan) L.L.C.*

        Gaming Entertainment                           Delaware
         (California) L.L.C.*

      Greenhouse Management, Inc.                      Michigan

        *50% owned
       **85% owned